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                                                                    EXHIBIT 23.3

                       ENGLISH, McCAUGHAN & O'BRYAN, P.A.

                                  [LETTERHEAD]


                                OCTOBER 20, 1997





                  CONSENT OF ENGLISH, McCAUGHAN & O'BRYAN, P.A.

                             BY LEE W. HARVATH, JR.

         We hereby consent to the use of our name under the headings "Legal Matters" and "Certain Income Tax Considerations -- Florida Income Taxation" in the prospectus included in the Registration Statement on Form S-1 (No. 333-35523) filed by World Omni Lease Securitization L.P. with the Securities and Exchange Commission (the "SEC") September 12, 1997, as it may be further amended and declared effective by the SEC.

                                           ENGLISH, McCAUGHAN & O'BRYAN, P.A.

                                           By:  /s/ LEE W. HARVATH, JR.
                                                --------------------------------
                                                Lee W. Harvath, Jr.
                                                    President